                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No.   )

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[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
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[ ] Soliciting Material Pursuant to Section 240.14a-11(c)
    or Section 240.14a-12

                            THE YACKTMAN FUNDS, INC.
---------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         YACKTMAN ASSET MANAGEMENT CO.
---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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        filing fee is calculated and state how it was determined):

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

                              YACKTMAN LETTERHEAD

                                                                November 6, 1998

Dear Fellow Stockholder:

     LAST MONTH WAS A VERY GOOD MONTH FOR THE YACKTMAN FUND AND THE YACKTMAN FOCUSED FUND, WHICH OUTPERFORMED THE S&P 500. During October, the net asset value per share of The Yacktman Fund increased by 9.69%, while the net asset value per share of The Yacktman Focused Fund increased by 9.29%, versus the S&P 500 which increased by 8.13%. See reverse side. In addition, our 5 largest investments reported earnings that equaled or exceeded expectations.

     WE VIEW THESE DEVELOPMENTS AS ENCOURAGING SIGNS FOR THE FUNDS' FUTURE PERFORMANCE AND FURTHER PROOF OF THE PROMISING FUNDAMENTALS OF THE COMPANIES IN OUR PORTFOLIOS. We think the market is finally beginning to recognize the values that we've seen for some time now.

     IF YOU HAVE NOT ALREADY DONE SO, I URGE YOU TO JOIN WITH ME IN VOTING "FOR" ADOPTION OF YACKTMAN'S PROPOSALS to remove the Carlson/Maliszewski Directors, to reduce the size of the Funds' board of directors and to elect three new independent directors to serve on the Funds' board of directors, along with Ron Ball and me, BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     It probably will come as a surprise to many of you that A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" ADOPTION OF YACKTMAN'S PROPOSALS. Therefore, I am urging you to vote promptly as it is essential that all stockholders supporting Yacktman vote the BLUE proxy card.

     We are optimistic that we will be able to report more good news in our future correspondence about the Funds. Like you, I am eager to see still more improvement.

                                          Sincerely,
                                          DONALD A. YACKTMAN

                                          Donald A. Yacktman
                                          President

                                                      THE YACKTMAN FUND       THE YACKTMAN FOCUSED FUND
TIME PERIOD                                         AVERAGE ANNUAL RETURNS     AVERAGE ANNUAL RETURNS
-----------                                         ----------------------    -------------------------
One Year (10/1/97 - 9/30/98).......................         (15.7%)                    (12.2%)
Three Years (10/1/95 - 9/30/98)....................          10.8%                        N/A
Five Years (10/1/93 - 9/30/98).....................          14.7%                        N/A
Since Inception (7/6/92 and 5/1/97, respectively,
  to 9/30/98)......................................           9.8%                       3.2%

The above past performance is not predictive of future results. The investment return and principal value of the Funds will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

                              YACKTMAN LETTERHEAD

                                                                November 6, 1998

Dear Financial Advisor:

     LAST MONTH WAS A VERY GOOD MONTH FOR THE YACKTMAN FUND AND THE YACKTMAN FOCUSED FUND, WHICH OUTPERFORMED THE S&P 500. During October, the net asset value per share of The Yacktman Fund increased by 9.69%, while the net asset value per share of The Yacktman Focused Fund increased by 9.29%, versus the S&P 500 which increased by 8.13%. See reverse side. In addition, our 5 largest investments reported earnings that equaled or exceeded expectations.

     WE VIEW THESE DEVELOPMENTS AS ENCOURAGING SIGNS FOR THE FUNDS' FUTURE PERFORMANCE AND FURTHER PROOF OF THE PROMISING FUNDAMENTALS OF THE COMPANIES IN OUR PORTFOLIOS. We think the market is finally beginning to recognize the values that we've seen for some time now.

     IF YOU HAVE NOT ALREADY DONE SO, I URGE YOU TO ENCOURAGE YOUR CLIENTS TO JOIN WITH ME IN VOTING "FOR" ADOPTION OF YACKTMAN'S PROPOSALS to remove the Carlson/ Maliszewski Directors, to reduce the size of the Funds' board of directors and to elect three new independent directors to serve on the Funds' board of directors, along with Ron Ball and me, BY SIGNING, DATING AND RETURNING THE BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PREVIOUSLY MAILED TO YOUR CLIENTS BY YACKTMAN.

     It probably will come as a surprise to many of you that A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" ADOPTION OF YACKTMAN'S PROPOSALS. Therefore, I'm urging your clients to vote promptly as it is essential that all stockholders supporting Yacktman vote the BLUE proxy card.

     We are optimistic that we will be able to report more good news in our future correspondence about the Funds. Like you and your clients, I am eager to see still more improvement.

                                          Sincerely,
                                          DONALD A. YACKTMAN

                                          Donald A. Yacktman
                                          President

                                                      THE YACKTMAN FUND       THE YACKTMAN FOCUSED FUND
TIME PERIOD                                         AVERAGE ANNUAL RETURNS     AVERAGE ANNUAL RETURNS
-----------                                         ----------------------    -------------------------
One Year (10/1/97 - 9/30/98).......................         (15.7%)                    (12.2%)
Three Years (10/1/95 - 9/30/98)....................          10.8%                        N/A
Five Years (10/1/93 - 9/30/98).....................          14.7%                        N/A
Since Inception (7/6/92 and 5/1/97, respectively,
  to 9/30/98)......................................           9.8%                       3.2%

The above past performance is not predictive of future results. The investment return and principal value of the Funds will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.